Exhibit 10.38

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENTS AND WARRANTS

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT AND WARRANTS (this “Amendment”) is made and entered into as of March 9, 2007, by and among Sulphco, Inc., a Nevada corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

1.
The Company and the Purchasers are parties to (i) a Securities Purchase Agreement, dated as of June 1, 2004 (the “June 1st Purchase Agreement”) pursuant to which the Company issued and sold to the Purchasers shares of common stock, par value $0.001 (the “Common Stock”) and certain warrants (the “June 1st Warrants”), (ii) a Securities Purchase Agreement, dated as of June 14, 2004 (the “June 14th Purchase Agreement”) pursuant to which the Company issued and sold to the Purchasers shares of Common Stock and certain warrants (the “June 14th Warrants”), and (iii) a Securities Purchase Agreement, dated as of March 29, 2006 (the “2006 Purchase Agreement”, and together with the June 1st Purchase Agreement and the June 14th Purchase Agreement, the “Purchase Agreements”) pursuant to which the Company issued and sold to the Purchasers shares of Common Stock and certain warrants (the “2006 Warrants”, and together with the June 1st Warrants and June 14th Warrants, the “Warrants”). Capitalized terms used and not defined in this Amendment shall have the respective meanings set forth in the Purchase Agreements and Warrants.

2.	The Company and the Purchasers now wish to further modify certain terms of the Warrants.

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

1.	Exercise of Warrants. Subject to the terms hereof, each Purchaser agrees to exercise the June 1st Warrants, June 14th Warrants and the 2006 Warrants as set forth herein.

1.1	The Exercise Price on the 2006 Warrants shall be reduced from $6.805 to ____. (the “Market Price”).[1]

1.2
Subject to the terms hereof, each Purchaser agrees to exercise (i) 100% of the June 1st Warrants and June 14th Warrants issued to such Purchaser and (ii) 50% of the 2006 Warrants issued to such Purchaser, in each case as set forth on Schedule A hereto on the Business Day following the date of this Agreement (“Closing Date”). In consideration for such exercise, the Company shall issue to each Purchaser a warrant in the form of Exhibit A attached hereto (the “Additional Warrants”), registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of shares of Common Stock indicated opposite such Purchaser’s name on Schedule A hereto under the heading “Additional Warrant Shares” at an Exercise Price equal to the Market Price per share.

1.3
Each Purchaser shall have the option within 90 calendar days of the date hereof to exercise all or any portion of the remaining 2006 Warrants and receive an additional warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of shares of Common Stock that it exercises pursuant to this Section 1.3. Such additional warrant shall be exercisable at the Market Price and be in the same form as the Additional Warrant. For the purposes of this Amendment, the additional warrant issued under this Section 1.3 shall be deemed an “Additional Warrant” and the shares issuable upon exercise of the additional warrant shall be included in the Additional Registration Statement filed pursuant to Section 3 below.

2.	Closing. Subject to the terms hereof, each Purchaser and the Company agrees that the closing of the issuance of the Additional Warrants (the “Closing”) shall occur on the Closing Date.

2.1.
On the Closing Date, the Company shall (i) issue to each Purchaser a warrant in the form of Exhibit A hereto, registered in the name of such Purchaser pursuant to which such Purchaser shall have the right to acquire the number of shares of Common Stock indicated opposite such Purchaser’s name on Schedule A hereto under the heading “Additional Warrant Shares”, and (ii) issue to each Purchaser a certificate representing the number of Warrant Shares exercised under the Warrants.

1 Closing Price on the Trading Day immediately preceding the Closing Date.

2.2.	On the Closing Date, each Purchaser shall deliver to the Company the Exercise Notice required under the Warrants and the Exercise Price in immediately available funds.

3.	Registration.

3.1
The Company will use commercially reasonable efforts to prepare and file a registration statement (the “Additional Registration Statement”) to cover all shares of Common Stock issuable under the Additional Warrants (the “Additional Registrable Securities”) as soon as possible, but in no event later than 90 days after the Closing Date (the “Filing Date”).

3.2
The Company shall use commercially reasonable efforts to prepare and file a post-effective amendment to the registration statement (the “Registration Statement”) covering the June 1st Warrants and the June 14th Warrants as soon as possible, but in no event later than 5 business days after the Company files the Form 10-K for the period ended December 31, 2006 (the “Post Effective Amendment Filing Date”).

3.3
The Company hereby agrees to amend and restate the Company’s Form 10-Q for the periods ending March 31, 2006, June 30, 2006 and September 30, 2006 within 15 days of the Closing Date (the “Restatement Filing Date”).

3.4
In the event the Company does not file the Additional Registration Statement by the Filing Date or the post effective amendment to the Registration Statement by the Post Effective Amendment Filing Date (each, an “Event”), each Purchaser shall be entitled to receive on the date of such Event (the “Event Date”) an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate Exercise Price paid by such Purchaser pursuant to Section 2.2 of this Amendment; and on each monthly anniversary of the Event Date thereof (if the applicable Event has not been cured), the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Purchaser pursuant to the Section 2.2 of this Amendment (the “Liquidated Damages”). The Liquidated Damages shall not exceed 12% of the aggregate Exercise Price paid by each respective Purchaser pursuant to Section 2.2 of this Amendment.

4.
Continued Validity of Transaction Documents under the Purchase Agreement; Waiver of Prior Defaults. The parties hereto agree that the Purchase Agreements and the other transaction documents (the “Transaction Documents”) entered into in connection therewith (as amended by this Amendment), remain in full force and effect, modified to the extent and only to the extent necessary to give effect to this Amendment and the transactions herein contemplated. The parties agree that any default or event of default that has occurred, prior to the effective date hereof, under any of the Transaction Documents is waived by each of the Purchasers.

5.	Representations and Warranties.

5.1.
The Company hereby represents and warrants to the Purchasers that each of the representations and warranties set forth in Section 3.1 of the June 14th Purchase Agreement are true and correct as of the date hereof with the exception of Sections 3.1(g), 3.1(h), 3.1(i), 3.1 (s), 3.1(w), 3.1(x), 3.1(y), and 3.1(z) for which the Company makes no representations and warranties. Schedule B, attached hereto, describes the status of current litigation of Mark Neuhas v. Sulphco, Inc. and Rudolph W. Gunnerman.

5.2.
Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company that each of the representations and warrants set forth in Section 3.2 of the June 14th Purchase Agreement are true and correct as of the date hereof.

6.	Miscellaneous.

6.1.
Fees and Expenses. The Company has agreed to reimburse Iroquois Master Fund, Ltd. (“Iroquois”) $15,000 for its legal fees and expenses in connection with this Amendment. Accordingly, the amount Iroquois must pay to the Company upon exercise of the Warrants under Section 1 shall be reduced by $15,000. Except for the foregoing, each party hereto will bear the fees and expenses of its own counsel and advisors in connection with the negotiation and entering into of this Amendment. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

6.2.
Entire Agreement. This Amendment and the Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.
Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.

6.4.
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective as specified in the Purchase Agreement. The address for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement.

6.5.
Amendments; Waivers. No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6.	Amendment Controls. If any topic is addressed both in the Purchase Agreement (or any document related thereto) and in this Amendment, this Amendment shall control.

6.7.
Construction. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.8.
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties agree that Section 7.9 of the June 14th Purchase Agreement shall apply to this Amendment as if set forth in its entirety herein.

6.9.	Survival. The representations and warranties contained herein shall survive the delivery, exercise and/or conversion of the securities, as applicable for the applicable statute of limitations.

6.10.
Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

6.11.
Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

6.12.
Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Purchasers have not relied upon the same legal counsel in their review and negotiation of this Amendment. The Company has elected to provide all Purchasers with the same terms and form of Amendment for the convenience of the Company and not because it was required or requested to do so by the Purchasers. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Amendment and each party represents and confirms that Malhotra & Associates LLP represents only Iroquois in connection with this Amendment.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

SULPHCO, INC. By: __________________________________________ Name: Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: ____________________________________________________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: ______________________________________________________________________________________________
Name of Authorized Signatory: ________________________________________________________________________________________________________________
Title of Authorized Signatory: _________________________________________________________________________________________________________________
Email Address of Authorized Entity:_____________________________________________________________________________________________________________

Schedule A

	June 1st	June 14th	2006	Additional
Purchaser	Warrant Shares	Warrant Shares	Warrants	Warrant Shares

Nancy Abbe Trust	58,335	36,960		95,295

Merav Abbe Irrevocable Trust	116,667	73,920		190,587

Coleman Abbe	29,168	18,480		47,648

Bruce Bernstein	43,750	27,720		71,470

Romana Ltd	116,667	73,920		190,587

Ellis International Ltd Inc.	262,500	170,520	150,000	583,020

Hardip K Sethi	15,556	9,856		25,412

Scot J. Cohen	350,000	332,640		682,640

Cranshire Capital LP	175,000			175,000

Michael Gantcher		21,000		21,000

Joshua Silverman		21,000		21,000

Brian Daly	14,581	9,240		23,821

Northfield Advisors Inc.			250,000	250,000

Iroquois Master Fund, Ltd.			350,000	350,000

Eli Levitin			10,000	10,000

Morris Wolfson			25,000	25,000

Aaron Wolfson			50,000	50,000

Abraham Wolfson			15,000	15,000

South Ferry #2			100,000	100,000

Sonia Corp.			50,000	50,000

Blizzard Capital Ltd.			1,000,000	1,000,000

Total	1,182,224	795,256	2,000,000	3,977,480

Schedule B

In the case of Mark Neuhas v. SulphCo, Inc. and Rudolph W. Gunnerman, in the Second Judicial District Court, in and for the County of Washoe, Case No. CV06 02502, Dept. No. 1, Mark Neuhaus has sued the Company relating to a purported Non-qualified Stock Option Agreement, dated on or about March of 2002. Mr. Neuhaus claims in that lawsuit that he was entitled to purchase three million shares of the Company at $0.01 per share pursuant to the purported Non-qualified Stock Option Agreement. In the lawsuit, Mr. Neuhaus is seeking either to require the Company to issue the shares pursuant to the alleged agreement, or, in the alternative, damages as a result of the Company’s refusal to issue shares pursuant to the alleged agreement. The Company is proceeding with a vigorous defense of the lawsuit. Trial in this case is scheduled for September 24, 2007.